UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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iSHARES TRUST

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IMPORTANT NOTICE REGARDING CHANGE IN INVESTMENT POLICY

iShares®

iShares Trust (the “Trust”)

Supplement dated December 15, 2020 (the “Supplement”)

to the Summary Prospectus and Prospectus, each dated September 1, 2020 and Statement of Additional Information (the “SAI”), dated September 1, 2020 (as revised December 7, 2020), for the iShares Morningstar Large-Cap Growth ETF (JKE) (the “Fund”)

The information in this Supplement updates information in, and should be read in conjunction with, the Summary Prospectus, Prospectus and the SAI for the Fund.

The Board of Trustees (the “Board”) has approved the following changes for the Fund that are expected to be implemented on a date specified by the officers of the Trust, and such date shall be no earlier than March 19, 2021:

Current Name	Current Ticker	New Name	New Ticker
iShares Morningstar Large-Cap Growth ETF	JKE	iShares Morningstar Growth ETF	ILCG

In addition, the Board has approved a change in the Fund’s underlying index from the Current Underlying Index to the New Underlying Index (or, in certain circumstances, the Interim Underlying Index) as detailed below:

Current Underlying Index	New Underlying Index	Interim Underlying Index
Morningstar® US Large Growth IndexSM	Morningstar® US Large-Mid Cap Broad Growth IndexSM	Morningstar® US Large-Mid Cap Broad Growth Capped IndexSM

The Trust will solicit shareholder approval to change the Fund’s diversification status from diversified to non-diversified, as such terms are defined under the Investment Company Act of 1940, at a Special Meeting of Shareholders to be held on or about March 12, 2021. As soon as reasonably practicable following shareholder approval, the Fund will begin tracking the Morningstar® US Large-Mid Cap Broad Growth IndexSM.

In the event that shareholder approval to change the Fund’s diversification status from diversified to non-diversified is ultimately not obtained, the Fund will track the Morningstar® US Large-Mid Cap Broad Growth Capped IndexSM (the “Interim Underlying Index”). In addition, if the Fund is unable to obtain shareholder approval in a timely manner, the Fund may track the Interim Underlying Index on an interim basis.

The following changes for the Fund are expected to be implemented no earlier than March 19, 2021.

Change in the Fund’s “Investment Objective”

The section entitled “Investment Objective” on page S-1 of the Prospectus and Summary Prospectus of the Fund shall be deleted in its entirety and replaced with the following:

The iShares Morningstar Growth ETF seeks to track the investment results of an index composed of large- and mid-capitalization U.S. equities that exhibit growth characteristics.

Change in the Fund’s “Principal Investment Strategies”

The first paragraph of the section of the Fund’s Summary Prospectus and Prospectus entitled “Principal Investment Strategies” shall be deleted in its entirety and replaced with the following:

Upon obtaining shareholder approval to be managed as a non-diversified fund, the Fund will seek to track the investment results of the Morningstar® US Large-Mid Cap Broad Growth IndexSM (the “Underlying Index”), which measures the performance of stocks issued by large-mid capitalization companies that have exhibited above-average “growth” characteristics as determined by Morningstar, Inc.’s (“Morningstar” or the “Index Provider”) proprietary index methodology. Underlying Index constituents are drawn from the pool of stocks issued by U.S. based companies that trade publicly on the New York Stock Exchange (“NYSE”), the NYSE Amex Equities or The NASDAQ Stock Market. The Morningstar index methodology defines “large-mid capitalization” stocks as those stocks that form approximately the top 90% of the market capitalization of the stocks eligible to be included in the Morningstar® US Market Extended IndexSM (a diversified broad market index that represents approximately 99.5% of the market capitalization of publicly-traded U.S. stocks and includes only those stocks in the top 75% of companies in the investable universe based on liquidity score). The Index Provider then designates stocks as “blend,” “growth” or “value” based on their style orientations. The stocks in the Underlying Index are designated as “growth” because they are issued by companies that typically have higher than average historical and forecasted earnings, sales, equity and cash flow growth.

The stocks in the Underlying Index are weighted according to the total value of shares that are publicly owned and available for trading. As of

September 30, 2020, a significant portion of the Underlying Index is represented by securities of companies in the consumer discretionary and information technology industries or sectors. The components of the Underlying Index are likely to change over time.

In the event that shareholder approval to change the Fund’s diversification status from diversified to non-diversified is ultimately not obtained, the Fund will track the Morningstar®  US Large-Mid Cap Broad Growth Capped IndexSM (the “Interim Underlying Index”) on a date specified by the officers of the Trust, and such date shall be no earlier than March 19, 2021. In addition, if the Fund is unable to obtain shareholder approval in a timely manner, the Fund may track the Interim Underlying Index on an interim basis. The index methodology of the Interim Underlying Index is substantially similar to that of the New Underlying Index except that the Interim Underlying Index employees a capping methodology to limit the weights of some issuers in the index.

Change in the Fund’s “Summary of Principal Risks”

The following shall be added under the paragraph entitled “Market Trading Risk” on page S-6 of the prospectus and summary prospectus.

Non-Diversification Risk. Upon obtaining shareholder approval to be managed as a non-diversified fund, the Fund may invest a large percentage of its assets in securities issued by or representing a small number of issuers. As a result, the Fund’s performance may depend on the performance of a small number of issuers.

Change in the Fund’s “A Further Discussion of Principal Risks”

The following shall be added under the paragraph entitled “Market Trading Risk” on pages 7-8 of the prospectus.

Non-Diversification Risk. Upon obtaining shareholder approval to be managed as a non-diversified fund, the Fund will be classified as “non-diversified.” This means that the Fund may invest a large percentage of its assets in securities issued by or representing a small number of issuers. As a result, the Fund may be more susceptible to the risks associated with these particular issuers or to a single economic, political or regulatory occurrence affecting these issuers.

Change in the Fund’s “Diversification Status”

The following Fund name shall be deleted from the table column entitled “Diversified Funds” on page 4 of the SAI.

iShares Morningstar Large-Cap Growth ETF

The following Fund name shall be added to the table column entitled “Diversified Funds” on page 4 of the SAI.

iShares Morningstar Growth ETF (Until shareholder approval to be managed as a non-diversified fund, the Fund will be classified as “diversified.”)

The following Fund name shall be added to the table column entitled “Non-Diversified Funds” on page 4 of the SAI.

iShares Morningstar Growth ETF (Upon obtaining shareholder approval to be managed as a non-diversified fund, the Fund will be classified as “non-diversified.”)

Change in the Fund’s “Construction and Maintenance of the Underlying Indexes”

The following shall be added under the second paragraph of the section entitled “The Morningstar Indexes – Index Maintenance” on page 40 of the SAI.

Change in Diversification Status

In the event that shareholder approval to change the Fund’s diversification status from diversified to non-diversified is ultimately not obtained, the Fund will track the Morningstar®  US Large-Mid Cap Broad Growth Capped IndexSM (the “Interim Underlying Index”) on a date specified by the officers of the Trust, and such date shall be no earlier than March 19, 2021. In addition, if the Fund is unable to obtain shareholder approval in a timely manner, the Fund may track the Interim Underlying Index on an interim basis.

The section entitled “The Morningstar Indexes – Component Selection Criteria” on page 40 of the SAI shall be deleted in its entirety and replaced with the following:

Component Selection Criteria. Except for Morningstar® US Dividend and Buyback Index, Morningstar Dividend Yield Focus Index, and Morningstar US Dividend Growth Index (as described below), each Underlying Index is a subset of the Morningstar® US Market Extended Index, a broad market index representing the top 99.5% of U.S. equity market capitalization. To be eligible for inclusion in the Morningstar US

Market Extended Index, a stock must be listed on the NYSE, the NYSE Amex Equities, or NASDAQ, domiciled in the U.S. or have its primary stock market activities carried out in the U.S., have sufficient historical fundamental data available so that Morningstar can classify investment style, and be in the top 75% of companies in the investable universe based on its liquidity score. A security’s liquidity score is based on its average monthly trading volume in U.S. dollars. American Depository Receipts (“ADRs), American Depositary Shares, fixed-dividend shares, convertible notes, warrants, rights, limited partnerships, limited liability companies, bank holding companies and royalty and statutory trusts are not eligible for inclusion in the US Market Extended Index.

Except for Morningstar®  US Dividend and Buyback Index, Morningstar Dividend Yield Focus Index, and Morningstar US Dividend Growth Index, the Morningstar Underlying Indexes are part of the Morningstar US Style Index family, which is based on the same methodology as the well-known Morningstar Style Box™. The Morningstar Style Box™ classification of each stock relies on prospective financial performance metrics – expressed as a yield (i.e., revenue yield, cash flow yield, dividend yield, and book value yield) and the per-share growth rate of each such metric – as derived from Morningstar’s proprietary models, and (when available) the Institutional Brokers Estimate System (“IBES”) forecast of each stock’s current year earnings per share and the IBES median long-term earnings growth forecast. The Morningstar Indexes are governed by transparent, objective rules for security selection, exclusion, rebalancing, and adjustments for corporate actions. Morningstar, Inc. (“Morningstar”) makes no subjective determinations related to index composition.

The section entitled “The Morningstar Indexes – Morningstar® US Large Growth IndexSM” on page 40 of the SAI shall be deleted in its entirety and replaced with the following:

Morningstar® US Large-Mid Cap Broad Growth IndexSM

Number of Components: approximately 443

Index Description. The Morningstar US Large Mid-Cap Broad Growth Index measures the performance of stocks issued by large-mid capitalization companies that have exhibited above-average “growth” characteristics as determined by Morningstar’s proprietary index methodology. The Morningstar index methodology defines “large-mid capitalization” stocks as those stocks that form approximately the top 90% of the market capitalization of the stocks eligible to be included in the Morningstar US Market Extended Index. The stocks in the Underlying Index are then designated as “blend,” “growth” or “value” based on their style orientations. The stocks included in the Underlying Index are designated as “growth” because they are issued by companies that typically have higher than average historical and forecasted earnings, sales, equity and cash flow growth.

Morningstar® US Large-Mid Cap Broad Growth Capped IndexSM

In the event that shareholder approval to change the Fund’s diversification status from diversified to non-diversified is ultimately not obtained, the Fund will track the Morningstar® US Large-Mid Cap Broad

Growth Capped IndexSM (the “Interim Underlying Index”). In addition, if the Fund is unable to obtain shareholder approval in a timely manner, the Fund may track the Interim Underlying Index on an interim basis.

Number of Components: approximately 443

Index Description. The Interim Underlying Index measures the performance of stocks issued by large-mid capitalization companies that have exhibited above-average “growth” characteristics as determined by Morningstar’s proprietary index methodology. The Morningstar index methodology defines “large-mid capitalization” stocks as those stocks that form approximately the top 90% of the market capitalization of the stocks eligible to be included in the Morningstar US Market Extended Index. The stocks in the Underlying Index are then designated as “blend,” “growth” or “value” based on their style orientations. The stocks included in the Underlying Index are designated as “growth” because they are issued by companies that typically have higher than average historical and forecasted earnings, sales, equity and cash flow growth.

The index will employ a capping methodology that limits the sum of the weights of securities of all issuers that individually constitute more than 4% of the weight of the capped index to a maximum of 20% of the weight of the index in the aggregate at quarterly rebalances.

If you have any questions, please call 1-800-iShares (1-800-474-2737).

iShares® is a registered trademark of BlackRock Fund Advisors and its affiliates.

IS-A-JKE-1220

The foregoing is not a solicitation of any proxy. For more information regarding the Fund or to receive a free copy of materials filed with the Securities and Exchange Commission (“SEC”), please visit www.iShares.com, a website maintained by BlackRock, Inc. Free copies of these materials can also be found on the SEC’s website at http://www.sec.gov. Please read the proxy statement carefully when it becomes available in the coming weeks because it will contain important information. The Fund, its proxy solicitor, its trustees, officers, and other members of management may be deemed to be participants in any future solicitation of the Fund’s shareholders in connection with the forthcoming meeting of shareholders. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the fund’s proxy statement when it becomes available.

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